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                                  EXHIBIT 23.1

                        CONSENT OF KPMG PEAT MARWICK LLP
                        --------------------------------

The Board of Directors
Cole Taylor Financial Group, Inc.

We consent to incorporation by reference in the registration statements on Form S-8 (Registration Statement Numbers 33-86798 and 33-84432), of Cole Taylor Financial Group, Inc. of our report dated June 14, 1996, relating to the statements of net assets available for plan benefits of the Cole Taylor Financial Group, Inc. 401(k) Profit Sharing Plan as of December 31, 1995 and 1994, and the related statements of changes in net assets available for plan benefits for the years then ended, which report appears in the December 31, 1995, annual report on Form 11-K of the Cole Taylor Financial Group, Inc. 401(k) Profit Sharing Plan.



                                         /s/ KPMG PEAT MARWICK LLP
June 26, 1996
Chicago, Illinois



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